Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MOVADO GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEW YORK                             13-2595932
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)            Identification Number)

                              --------------------

                                  650 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
    (Address, including Zip Code, of Registrant's Principal Executive Office)

                  MOVADO GROUP, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                TIMOTHY F. MICHNO
                                 GENERAL COUNSEL
                               MOVADO GROUP, INC.
                                  650 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
                                 (201) 267-8000
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                               ------------------

                                    Copy to:
                             JUDITH R. THOYER, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF SECURITIES       AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
    TO BE REGISTERED        REGISTERED         SHARE (1)             PRICE (1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
 value per share (2)......  1,500,000           $19.92              $29,880,000            $2,749
------------------------------------------------------------------------------------------------------

--------------------

(1) Estimated solely for purposes of calculating the registration fee and calculated pursuant to Rule 457(c), based on the average of the high and low sales prices of the Common Stock on June 4, 2002 as reported on the Nasdaq National Market.
(2) Represents Common Stock issuable under the Movado Group, Inc. 1996 Stock Incentive Plan.


================================================================================

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the registrant, Movado Group, Inc. (the "Registrant"), is filing this registration statement with respect to the issuance of an additional 1,500,000 shares of its Common Stock, par value $0.01 per share (the "Common Stock"), under its 1996 Stock Incentive Plan (the "Plan"). On June 16, 1999, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 33-80789) with respect to the issuance of shares of Common Stock under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Movado Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey on this 23rd day of May, 2001.

                                 MOVADO GROUP, INC.


                                 By: /S/ EFRAIM GRINBERG
                                     -----------------------------------
                                     Name:  Efraim Grinberg
                                     Title: President and Chief Executive
                                            Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                     TITLE
/S/ EFRAIM GRINBERG                  President and Chief Executive Officer
----------------------------------   (Principal Executive Officer)
    Efraim Grinberg

/S/ GEDALIO GRINBERG                 Chairman of the Board of Directors
----------------------------------
    Gedalio Grinberg

/S/ RICHARD J. COTE                  Executive Vice President
----------------------------------   and Chief Operating Officer
    Richard J. Cote

/S/ EUGENE KARPOVICH                 Senior Vice President and Chief
----------------------------------   Financial Officer
    Eugene Karpovich                 (Chief Financial Officer and Principal
                                     Accounting Officer)

/S/ MARGARET HAYES ADAME             Director
----------------------------------
    Margaret Hayes Adame

/S/ DONALD ORESMAN                   Director
----------------------------------
    Donald Oresman

/S/ LEONARD L. SILVERSTEIN           Director
----------------------------------
    Leonard L. Silverstein

/S/ ALAN H. HOWARD                   Director
----------------------------------
    Alan H. Howard

                                  EXHIBIT INDEX

    EXHIBIT                                                           SEQUENTIAL
     NUMBER               DESCRIPTION OF EXHIBIT                     PAGE NUMBER
     ------               ----------------------                     -----------

        5     --    Opinion of Timothy F. Michno regarding
                    legality of the securities being registered
       23(a)  --    Consent of PricewaterhouseCoopers LLP
       23(b)  --    Consent of Timothy F. Michno (included in
                    the opinion filed as Exhibit 5)
       24     --    Power of Attorney